UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 6, 2023
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 6, 2023, Schneider National, Inc. (the "Company") announced that Darrell Campbell has been appointed to serve as the Company's Executive Vice President and Chief Financial Officer (“CFO”), effective September 30, 2023.

Mr. Campbell, age 45, has served as Group Vice President of Strategy and Finance for JM Family Enterprises, a private diversified automotive company, since December 2022, where he oversaw enterprise strategy, strategic planning, treasury, and tax activities. Before working at JM Family Enterprises, Mr. Campbell served as CFO of Carnival Cruise Line of the Carnival Corporation & PLC, a cruise line operator and leisure travel company, from 2021 to 2022, leading all finance functions, as well as sourcing, supply chain, and risk management. Mr. Campbell also served as Corporate Treasurer of Carnival Corporation ("Carnival") from 2017 to 2021, managing global treasury and tax functions. Prior to Carnival, Mr. Campbell was a partner of PricewaterhouseCoopers LLP from 2016 to 2017, where he led financial statement and internal control audits across multiple industries. Mr. Campbell holds a bachelor’s degree in Accounting and Management from the University of West Indies, a Master of Arts degree in International Business from the University of Florida, and a Master of Accounting degree from the Florida International University, and he holds a Certified Public Accountant license.

As Executive Vice President and Chief Financial Officer, Mr. Campbell's annual base salary will be $525,000, and he will be eligible for an annual cash incentive opportunity with a target of $415,000, 79% of base salary. Beginning in 2024, he will also receive long-term equity incentive compensation in the form of a grant of restricted stock units with a grant date value of $304,000 and performance-based restricted stock units with a target grant date value of $456,000. In 2023, his annual cash incentive opportunity will be prorated based on his start date, and he will receive a prorated long-term equity incentive award of restricted stock units with a grant date fair value of $250,000. In addition, in connection with his appointment, Mr. Campbell will receive a one-time cash bonus of $375,000 and one-time relocation benefits. Mr. Campbell's future compensation will be determined by the Compensation Committee of the Company’s Board of Directors in a manner consistent with its determination of compensation for the rest of the Company’s senior management, and he will generally be eligible for participation in the benefit programs offered to the Company's other senior management, which are described in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 9, 2023.

There are no arrangements or understandings between Mr. Campbell and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company’s press release issued on September 6, 2023, announcing Mr. Campbell’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Company previously announced on May 23, 2023, that Stephen L. Bruffett, the Company's current Executive Vice President and Chief Financial Officer, would be retiring after a transition period. Mr. Campbell will succeed Mr. Bruffett on September 30, 2023, and Mr. Bruffett will remain with the Company through the end of 2023 to facilitate the transition of duties.

ITEM 9.01. Financial Statements and Exhibits
(d)    Exhibits.
Exhibit No.    Description of Exhibit
99.1        Press release dated September 6, 2023
104        The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2023	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary